   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2000
                                                 REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           STANFORD MICRODEVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ----------

       DELAWARE                                                      77-0073042
(STATE OF INCORPORATION)      726 PALOMAR AVENUE       (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                             SUNNYVALE, CA 94086
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

                      AMENDED AND RESTATED 1998 STOCK PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN


                            (FULL TITLE OF THE PLANS)

                                   ----------

                               ROBERT VAN BUSKIRK
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           STANFORD MICRODEVICES, INC.
                               726 PALOMAR AVENUE
                               SUNNYVALE, CA 94086
                                 (408) 616-5400

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                   ----------

                                    Copy to:
                             STEVEN V. BERNARD, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300
================================================================================

=================================================================================================================================
                                                   CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                  PROPOSED        PROPOSED
                            TITLE OF                              MAXIMUM         MAXIMUM         MAXIMUM
                           SECURITIES                             AMOUNT          OFFERING        AGGREGATE            AMOUNT OF
                             TO BE                                 TO BE          PRICE PER       OFFERING           REGISTRATION
                           REGISTERED                           REGISTERED(1)       SHARE           PRICE                FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share
     Subject to outstanding options under the Amended and
     Restated 1998 Stock Plan..............................   5,282,967 shares      $2.58(2)    $13,630,054.86         $3,598.33
     Reserved under the Amended and Restated 1998 Stock
     Plan..................................................   1,911,724 shares     $42.75(3)    $81,726,201.00        $21,575.72
     Reserved under the 2000 Employee Stock Purchase Plan..     300,000 shares     $36.34(4)    $10,902,000.00         $2,878.13
            TOTAL                                             7,494,691 SHARES                 $106,258,255.86        $28,052.18
=================================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $2.58 per share for outstanding options to purchase a total of 5,282,967 shares of Common Stock under the Amended and Restated 1998 Stock Plan.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $42.75 per share, the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on September 12, 2000.

(4) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $36.34 per share (85% of the average of the high and the low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on September 12, 2000). Pursuant to the 2000 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first day of an offering period or the last day of the applicable purchase period.

                          STANFORD MICRODEVICES, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by Stanford Microdevices (the "Registrant") with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Prospectus dated May 24, 2000 as filed by the Registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         (b) The Registrant's Form 10-Q for the period ended July 2, 2000 as filed on August 16, 2000 pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

         (c) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on May 12, 2000 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as a director. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (1) the Registrant is required to indemnify its directors and executive officers and persons serving in these capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (2) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (3) the rights conferred in the Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, executive officers and employees; and (4) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to the directors, executive officers and employees who benefit from these protections.

         The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, these indemnity agreements provide that parties to the indemnification agreements will be indemnified to the fullest possible extent not prohibited by law against any and all expenses (including any federal, state, local or foreign taxes imposed on the indemnitee as a result of the actual or deemed receipt of any payments under the indemnification agreement), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Registrant, which approval shall not be unreasonably withheld), actually and reasonably incurred in relation to the indemnitee's position as a director, officer, employee, agent or fiduciary of the Registrant, or any subsidiary of the Registrant, or in relation to the indemnitee's service at the request of the Registrant as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or in relation to indemnitee's action or inaction while serving in such a capacity. The Registrant will not be obligated pursuant to the indemnity agreements or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, counterclaim or crossclaim, except with respect to proceedings specifically authorized by its Board of Directors or brought to enforce a right to indemnification under the indemnity agreement, its Bylaws or any statute or law. Under the agreements, the Registrant is not obligated to indemnify the indemnified party (1) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (2) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement;
(3) with respect to any proceeding brought by the Registrant against the indemnified party for willful misconduct, unless a court determines that each of such claims was not made in good faith or was frivolous; (4) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and related laws; (5) on account of the indemnified party's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (6) an account of any conduct from which the indemnified party derived an improper personal benefit; (7) on account of conduct the indemnified party believed to be contrary to the best interests of the Registrant or its stockholders; (8) on account of conduct that constituted a breach of the indemnified party's duty of loyalty to the Registrant or its stockholders; or (9) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         The indemnification provision in the Certificate of Incorporations, Bylaws and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the 1933 Act.

         The Registrant has obtained directors and officers insurance providing indemnification for certain of its directors, officers, affiliates, partners or employees for certain liabilities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

     EXHIBIT
     NUMBER                       DESCRIPTION
     ------                       -----------
      3.1*         Restated Certificate of Incorporation of Registrant.
      3.2*         Bylaws of Registrant.
      5.1          Opinion of counsel as to legality of securities being
                   registered.
     10.1*         Amended and Restated 1998 Stock Plan.
     10.2*         2000 Employee Stock Purchase Plan, as amended, and related subscription agreement.
     23.1          Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).
     23.2          Consent of Ernst & Young LLP, Independent Auditors.
     24.1          Power of Attorney (see page II-5).

----------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-31382), declared effective by the Securities and Exchange Commission on May 24, 2000.

ITEM 9. UNDERTAKINGS.

         (a)      The Registrant hereby undertakes:

                  (i) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (ii) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Restated Certificate of Incorporation, Bylaws or indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 19th day of September, 2000.

                                       STANFORD MICRODEVICES


                                       By: /s/ THOMAS SCANNELL
                                          --------------------------------------
                                                  Thomas Scannell
                                                  Vice President, Finance and
                                                  Administration,
                                                  Chief Financial Officer and
                                                  Secretary


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Van Buskirk and Thomas Scannell, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                     TITLE                                     DATE
          ---------                                     -----                                     ----
/s/ Robert Van Buskirk                  President and Chief Executive Officer              September 19, 2000
-------------------------------         (Principal Executive Officer)
Robert Van Buskirk

/s/ Thomas Scannell                     Vice President, Finance and Administration,        September 19, 2000
-------------------------------         Chief Financial Officer and Secretary (Principal
Thomas Scannell                         Financial Officer and Accounting Officer)

/s/ John Ocampo                         Chairman of the Board and Chief Technology         September 19, 2000
-------------------------------         Officer
John Ocampo

/s/ Peter Chung                         Director                                           September 19, 2000
-------------------------------
Peter Chung

/s/ Casimir Skrzypczak                  Director                                           September 19, 2000
-------------------------------
Casimir Skrzypczak

/s/ John C. Bumgarner, Jr.              Director                                           September 19, 2000
-------------------------------
John C. Bumgarner, Jr.

                                INDEX TO EXHIBITS

     EXHIBIT
     NUMBER                           DESCRIPTION
     ------                           -----------
      3.1*         Restated Certificate of Incorporation of Registrant.
      3.2*         Bylaws of Registrant.
     10.1*         Amended and Restated 1998 Stock Plan.
     10.2*         2000 Employee Stock Purchase Plan, as amended, and related subscription agreement.
      5.1          Opinion of counsel as to legality of securities being registered.
                   Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in
     23.1          Exhibit 5.1).
     23.2          Consent of Ernst & Young LLP, Independent Auditors .
     24.1          Power of Attorney (see page II-4).

----------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-31382), declared effective by the Securities and Exchange Commission on May 24, 2000.